EXHIBIT 10.1

GUESS?, INC.
2015 ANNUAL INCENTIVE BONUS PLAN

Section 1. Purposes

The purposes of the Guess?, Inc. 2015 Annual Incentive Bonus Plan (this “Plan”) are (i) to attract, retain and motivate selected officers and other key employees of Guess?, Inc., a Delaware corporation (the “Company”), and its Subsidiaries (as defined in Section 3(c) below), and (ii) to provide the Company with the opportunity to award incentives, which may be structured to qualify as “performance-based compensation” as that term is defined in Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), to achieve specific goals.

Section 2. Administration and Interpretation

(a) This Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”), which shall consist of not less than two members of the Board. The Committee may designate all or any portion of its power and authority under this Plan to any sub-committee of the Committee or to any executive officer or executive officers of the Company (each an “Authorized Committee Designee”); provided that no such designation shall be permitted or effective with respect to any award to, or any other matter concerning, any Covered Employee. An Authorized Committee Designee, to the extent provided by the Committee, shall have and may exercise all the power and authority of the Committee hereto, subject to the limitations set forth in the immediately preceding sentence.

(b) The Committee shall have full power and authority to construe and interpret this Plan and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem necessary or advisable. Any action taken by, or inaction of, the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within its absolute discretion and shall be conclusive and binding upon all persons. No member of the Committee, nor any person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. In making any determination or in taking or not taking any action under this Plan, the Committee may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or to third parties.

Section 3. Participation

(a) Participation in this Plan during any fiscal year shall be limited to (i) any person serving as Chief Executive Officer of the Company and each other executive officer of the Company that the Committee determines, in its discretion, is or may be a “covered employee” of the Company within the meaning of Section 162(m) (“Covered Employees”) and (ii) those key employees of the Company and its Subsidiaries, other than the Covered Employees, who, in the sole opinion of the Committee, are in a position to have a significant impact on the performance of the Company and who are selected by the Committee (“Key Employees” and together with the Covered Employees, “Participants”); provided that participation by an employee of a Subsidiary shall be subject to approval of this Plan by such Subsidiary’s Board of Directors, which approval shall constitute the Subsidiary’s agreement to pay, at the direction of the Committee, awards directly to its employees or to reimburse the Company for the cost of such participation in accordance with rules adopted by the Committee.

(b) Unless otherwise determined by the Committee in its sole and absolute discretion, or as provided in a Participant’s employment agreement, if a Participant ceases to be employed by the Company and/or its Subsidiaries prior to the end of a fiscal year for any reason other than disability (as determined by the Company), retirement at or after age 55, or death, his or her participation in this Plan for such year will terminate forthwith and he or she will not be entitled to any award for such year. Unless otherwise determined by the Committee in its sole and absolute discretion, or as provided in a Participant’s employment agreement, if, prior to the end of a fiscal year, a Participant’s employment ceases because of disability (as determined by the Company), retirement at or after age 55, or death, or if the effective date of participation by a Participant for any year shall be after the first day of such fiscal year, the Participant shall be entitled to receive only that proportion of the amount, if any, that he or she otherwise would have received under this Plan for the full fiscal year which the number of days of his or her participation in this Plan during such fiscal year bears to the total number of days in such fiscal year. The Committee has the authority to provide for the treatment of awards then-outstanding under this Plan in connection with a “Change in Control” of the Company (as that term is defined in the Company’s 2004 Equity Incentive Plan). If the effective date of participation by a Covered Employee for any fiscal year shall be after the first day of the fiscal year, then the Committee shall establish the Performance Goal(s) (as defined in Section 4(c) below) for such Covered Employee while the performance relating to such Performance Goal(s) remain substantially uncertain within the meaning of Section 162(m) and in no event after 25% of the fiscal year has elapsed to the extent the Committee intends the award for that Covered Employee under this Plan for that year to constitute “performance-based compensation” under Section 162(m).

(c) The term “Subsidiary” shall mean any corporation at least 50% of whose issued and outstanding voting stock is owned, directly or indirectly by the Company.

Section 4. Determination of Incentive Awards

(a) For each fiscal year, the Committee shall: (i) determine the Participants who are to be eligible to receive performance-based awards under this Plan during such year, (ii) notify each such Participant in writing concerning his or her selection for participation in this Plan for such year, (iii) select the Performance Criteria applicable to such year for each such Participant and (iv) establish, in terms of an objective formula or standard for each Participant, the Performance Goal and the amount of each award which may be earned for such year if such Performance Goal is achieved. Such determinations and actions shall, with respect to any award intended to qualify as “performance-based compensation” under Section 162(m), be taken within the time period prescribed by Section 162(m) for the applicable fiscal year.

(b) The term “Performance Criteria” means the criteria or criterion that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant. The Performance Criteria that will be used to establish Performance Goal(s) are limited to the following: earnings or losses or net earnings or losses (in each case including earnings or losses before or after taxes, before or after interest and taxes, before or after interest, taxes, depreciation and/or amortization, or before or after interest, taxes, depreciation, amortization and/or rent), economic value-added models (defined as net operating profit after taxes minus weighted average cost of capital times invested capital), operating earnings or income (before or after taxes), earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), free cash flow or cash flow per share (before or after dividends), return on capital (including return on total capital or return on invested capital), absolute and/or relative return on equity or assets or on net investment income or on invested capital, return on investment, cash flow return on investment, cash flow return on capital, improvement in or attainment of expense levels or working capital levels (including cash, inventory and accounts receivable), cost containment or reduction, pre-tax profits, earnings growth, gross revenue or revenue growth, sales (including same store or comparable sales) or sales growth, share price, share price growth, total shareholder returns, gross or net profit margin, operating margin, financial ratios (including those measuring liquidity, activity, profitability or leverage), cost of capital or assets under management, or any combination of the foregoing, any of which may be measured on an absolute or relative (including, without limitation, relative to the performance of other companies or upon comparisons of any of the indicators of performance relative to other companies) basis.

(c) The term “Performance Goal” means the goal(s) established in writing by the Committee for the fiscal year based upon the Performance Criteria. The Performance Goal may be expressed in terms of consolidated Company performance or the performance of a Subsidiary, segment, division or business unit of the Company (or any combination of the foregoing).

(d) Actual financial performance shall be measured by reference to the Company’s financial records and the consolidated financial statements of the Company, to the extent applicable. To the extent provided by the Committee at the time it establishes the applicable Performance Goal(s) with respect to an award to a Covered Employee that is intended as “performance-based compensation” within the meaning of Section 162(m), the Performance Goal(s) and/or performance measurements shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes, or other items specified by the Committee at the time of establishing the Performance Goal(s). As to any other award, the Committee may (whether specified at the time it set the applicable Performance Goal(s) or otherwise) adjust the Performance Goal(s) and/or performance measurements to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes, or other items determined appropriate by the Committee. The Committee is authorized at any time during or after the fiscal year to increase (except with respect to awards payable to Covered Employees that are intended as “performance-based compensation” within the meaning of Section 162(m)), reduce or eliminate the amount of an award payable to any Participant for any reason. The Committee may also provide that the Chief Executive Officer or Chairman of the Board shall have the discretion to increase or decrease the award otherwise payable to any Key Employee based upon their individual performance during the fiscal year.

Section 5. Awards

(a) No later than 90 days after the last day of each fiscal year, the Committee shall determine awards to Participants for such fiscal year by comparing actual financial performance to the Performance Goal(s), Performance Criteria and amounts of awards adopted by the Committee for such year and the Committee shall, with respect to Covered Employees, certify, by resolution or other appropriate action in writing, whether the amount of the award has been accurately determined in accordance with the terms, conditions and limits of this Plan and whether the Performance Goal(s) and any other material terms established by the Committee or set forth in this Plan were in fact satisfied. Each award under this Plan shall be paid in cash promptly after the amount of the award has been determined and, with respect to awards to Covered Employees, the Committee has certified that the relevant Performance Goal(s) have been achieved; provided, that in all events, each award shall be paid no later than the 15th day of the third month following the Company’s first taxable year in which such award is no longer subject to a substantial risk of forfeiture unless a participant elects to defer payment if permitted by the Committee and on such terms as may be contained in the applicable deferred compensation plan or arrangement.

(b) No award under this Plan shall be considered as compensation in calculating any insurance, profit-sharing, retirement, or other benefit for which the recipient is eligible unless any such insurance, profit-sharing, retirement or other benefit is granted under a plan which expressly provided that incentive compensation shall be considered as compensation under such plan.

(c) There is no requirement that the maximum amount available for awards in any fiscal year be awarded, nor that an award will be granted to any particular Participant for any fiscal year. Any portion of any amount available for making awards for any fiscal year which shall not have been awarded, shall not carry over or increase the maximum amount of awards payable in any subsequent year.

(d) Notwithstanding any provision in this Plan to the contrary, the maximum award payable to any Participant under this Plan with respect to any one fiscal year of the Company shall be $7.5 million, and such limitation shall be pro-rated (based on the number of months in such fiscal year) for any fiscal year of the Company that is less than 12 calendar months.

(e) In the exercise of its discretion, the Committee may allow a Participant to elect to defer the receipt of all or any portion of an award under this Plan. Any such deferral shall be made pursuant to the terms and conditions set forth in any deferred compensation plan or arrangement adopted by the Company. In the case of any deferred payment of an award to a Covered Employee that is intended as “performance-based compensation” within the meaning of Section 162(m), after the attainment of the applicable Performance Goal any amount in excess of the amount otherwise payable shall be based on either Moody’s Average Corporate Bond Yield (or such other rate of interest that is deemed to constitute a “reasonable rate of interest” for purposes of Section 162(m)) over the deferral period or the return over the deferral period of one or more predetermined actual investments such that the amount payable at the later date will be based upon actual returns, including any decrease or increase in the value of the investment(s).

Section 6. Death of Participant

If a Participant dies before or after termination of employment but prior to the payment date of an award for which such Participant is otherwise entitled hereunder, any such unpaid award shall be paid to his or her legal representatives or, where the Committee has authorized the designation of beneficiaries, to such beneficiaries as may have been designated by the Participant, at the time that awards are payable to Participants generally under Section 5(a).

Section 7. Non-Assignability and Contingent Nature of Rights

No Participant, no person claiming through him or her, nor any other person shall have any right or interest in this Plan or its continuance, or in the payment of any award under this Plan, unless and until all the provisions of this Plan, the rules adopted thereunder, and restrictions and limitations on the award itself have been fully complied with. No rights under this Plan, contingent or otherwise, shall be transferable, assignable or subject to any pledge or encumbrance of any nature.

Section 8. Source of Payments

The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under this Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

Section 9. Tax Withholding

The Company or a Subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under this Plan to a Participant or to a Participant’s beneficiary or beneficiaries any Federal, state or local taxes required by law to be withheld with respect to such payments.

Section 10. Duration, Termination and Amendment

Subject to approval by the Company’s stockholders at the 2015 annual meeting of Company stockholders, this Plan shall be effective immediately and shall continue in effect until the first meeting of the Company’s stockholders that occurs in 2020. The expiration or termination of this Plan shall not effect awards granted under this Plan, or the Committee’s rights or authority with respect thereto, prior to the date of such expiration or termination.

The Committee may at any time terminate or from time to time modify or suspend, in whole or in part, and if suspended, may reinstate, any or all of the provisions of this Plan in such respects as the Committee may deem advisable; provided that no such termination or modification shall impair any rights which have accrued under this Plan; and provided further, that the Committee may not without stockholder approval adopt any amendment that would require the vote of stockholders pursuant to Section 162(m) as to any awards intended to constitute “performance-based compensation” under Section 162(m).

Section 11. Construction

The term “award” or “awards” as used in the preceding provisions of this Plan refer to an award or awards, as the case may be, granted under this Plan. This Plan is intended to satisfy Section 409A of the Code and avoid any tax, penalty, or interest thereunder, and shall be construed consistent with that intent. As to compensation that the Committee then intends as “performance-based compensation” under Section 162(m), this Plan shall be construed and administered to comply with Section 162(m).

Section 12. No Restriction on Corporate Powers; Deductibility

This Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any sale of all or any portion of the assets of the Company or any Subsidiary, any merger or consolidation of the Company or any Subsidiary, a reorganization, dissolution or liquidation of the Company or any Subsidiary, any other event or series of events (whether of a similar character or otherwise), or any other corporate action. This Plan shall not affect in any way the right or power of the Company to award other compensation (whether or not intended to constitute “performance-based compensation” under Section 162(m)) under any other plan or authority (including, without limitation, the general authority of the Board and the Committee to award compensation in such circumstances as it may determine to be appropriate). The Company is not required to qualify any compensation, awarded under this Plan or otherwise, as “performance-based compensation” under Section 162(m), and the Company specifically reserves the right to award non-deductible compensation in such circumstances as it may determine to be appropriate.

Section 13. Headings

The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Plan.

Section 14. Governing Law

This Plan shall be governed by and construed in accordance with the laws of the State of California.

Section 15. No Contract of Employment or Right to Awards

Nothing contained herein shall be construed as a contract of employment between the Company and any Participant, or as giving a right to any person to be granted awards under this Plan or to continue in the employment of the Company or any of its Subsidiaries, or as limiting the right of the Company or any of its Subsidiaries to discharge any Participant at any time, with or without cause.

Section 16. Clawback Policy

The awards under this Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards under this Plan.

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